EXHIBIT 99.1

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                 JETGLOBAL, LLC


     THIS AGREEMENT is made this 26th day of August, 2005, among Jetglobal, LLC, a Delaware limited liability company, Global Aircraft Solutions, Inc., a Nevada corporation, and BCI Aircraft Leasing, Inc., an Illinois corporation.

1. RECITALS.

     1.1 Formation. The Company is a limited liability company formed under the Act. A Certificate of Formation for the Company was filed with the Secretary of State of Delaware on August 25, 2005.

     1.2 Intent. The Company and the Members wish to enter into this Limited Liability Company Agreement to provide for the manner in which the Company will acquire, own and sell its assets and carry out its business, to establish the means by which the Members will govern the Company and to set forth certain other agreements among the Members with respect to their rights and obligations relating to the Company and their ownership of the Company.

     1.3 Purpose. The Company has been formed for the purpose of acquiring, directly or through acquisition of owner participant's interests in trusts, twenty six (26) Boeing 737-232 aircraft pursuant to a Purchase Agreement with Jetran.

     Accordingly, the parties hereto agree as follows:

2. DEFINITIONS.

     As used in this Agreement the following terms will have the following meanings.

     2.1 "Act" will mean the Delaware Limited Liability Company Act, Del. Code Title 6, Chapter 18, in effect on the date of this Agreement and as amended from time to time.

     2.2 "Adjusted Capital Account Deficit" will mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant tax year, after giving effect to the following adjustments:

         (a) Credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

         (b) Debit to such Capital Account the items described in Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), and
     1.7.04-1(b)(2)(ii)(d)(6) of the Regulations.
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     2.3 "Aircraft" will mean, individually and collectively, each of the Boeing
737-232 aircraft to be acquired pursuant to the Purchase Agreement, and will include the airframes and Engines acquired pursuant to the Purchase Agreement.

     2.4 "BCI" will mean BCI Aircraft Leasing, Inc., the address of which is One IBM Plaza, 330 North Wabash Avenue, Suite 2802, Chicago, Illinois 60611, and the facsimile number of which is (312) 329-1250.

     2.5 "Capital Account" will mean, with respect to any Member, the Capital Account maintained for such Member in accordance with the provisions of paragraph 9.1.

     2.6 "Capital Contribution" or "Capital Contributions" will mean the amount of cash and the net fair market value of any property contributed to the capital of the Company by the Members net of any debt related thereto assumed by the Company pursuant to this Agreement. The term "Capital Contributions" with respect to a Member will include (i) the contributions of such Member made pursuant to paragraph 8 and (ii) such Member's payments made to third party creditors of the Company after the Agreement Date with respect to Company obligations unless and until reimbursed by the Company.

     2.7 "Code" will mean the Internal Revenue Code of 1986, as amended and in effect from time to time (or any corresponding provision of succeeding law).

     2.8 "Company" will mean the limited liability company identified in the preamble paragraph of this Agreement.

     2.9 "Company Accounting Year" will mean and refer to the accounting year of the Company ending December 31 of each calendar year or such shorter fiscal period during such year for which a relevant determination is being made under this Agreement.

     2.10 "Company Minimum Gain" has the meaning ascribed to the term "Partnership Minimum Gain" in Regulations Section 1.704-2(d)(1)

     2.11 "Disposition" is defined in the definition of "Gain or Loss on Disposition."

     2.12 "Distribution" will mean any payment of cash or property by the Company to a Member other than payments with respect to loans.

     2.13 "Engine" will mean each of the aircraft engines acquired as part of the Aircraft or as spare engines under the Purchase Agreement.

     2.14 "Gain" or "Loss" on "Disposition" will mean the gain or loss (as the case may be) of the Company for federal income tax purposes, arising from a sale, exchange or other taxable disposition (including casualty or condemnation) of all or a portion of the Property or any other asset of the Company. Gain or loss resulting from any disposition of all or a portion of contributed property will be computed by reference to the agreed upon Gross Asset Value of the property disposed of (as adjusted for book purposes from time to time), notwithstanding that the adjusted tax basis of such property may differ from its agreed upon net fair market value.

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     2.15 "Global" will mean Global Aircraft Solutions, Inc., the address of which is 6901 South Park Avenue, Tucson, Arizona 85706, and the facsimile number of which is (520) 741-1430.

     2.16 "Gross Asset Value" will mean, with respect to any asset, the adjusted basis of the asset for federal income tax purposes, adjusted as provided in paragraph 9.10.

     2.17 "Income Tax Regulations" or "Regulations" will mean the final or temporary regulations promulgated from time to time under the Code or, if no final or temporary regulations with respect to a tax issue then are in effect, proposed regulations then in effect if approved by the Managers.

     2.18 "Invested Capital" will mean with respect to each Member the Capital Contributions made from time to time to the Company by such Member, reduced by any distributions made to such Member pursuant to Section 10.1(b).

     2.19 "Jetran" will mean Jetran International, Ltd., the address of which is 12400 Hwy 281 N. Suite 150, San Antonio, TX 78216, and the facsimile no. of which is (210) 495 7799.

     2.20 "Manager" means the Manager or Managers elected or appointed in accordance with paragraph 5.1 or 5.5.

     2.21 "Member" will mean BCI, Global and any other person or entity admitted as a member of the Company in accordance with this Agreement.

     2.22 "Member Loan" has the meaning set forth in Section 8.6.

     2.23 "Member Non-recourse Debt" has the meaning for the term "Partner Non-recourse Debt" set forth in Regulations Section 1.704-2(b)(4).

     2.24 "Member Non-recourse Debt Minimum Gain" means an amount, with respect to each Member Non-recourse Debt, equal to the Company Minimum Gain that would result if such Member Non-recourse Debt were treated as a Non-recourse Liability, determined in accordance with Regulations Section 1.704-2(i)(2).

     2.25 "Member Non-Recourse Deductions" has the meaning for the term "Partner Non-Recourse Deductions" set forth in Regulations Section 1.704-2(i). The amount of Member Non-Recourse Deductions with respect to a Member Non-recourse Debt for a Company Accounting Year equals the excess, if any, (i) of the net increase, if any, in the amount of the Company Minimum Gain attributable to such Member Non-recourse Debt during such Company Accounting Year, over (ii) the aggregate amount of any Distributions during such year to the Member that bears the economic risk of loss for such Member Non-recourse Debt to the extent such Distributions are from proceeds of such Member Non-recourse Debt and are allocable to an increase in Member Non-recourse Debt Minimum Gain attributable to such Member Non-recourse Debt, determined according to the provisions of Regulations Section 1.704-2(i).

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     2.26 "Membership" or "Membership Interest" will mean the interest of each
Member in the Company.

     2.27 "Net Available Cash," with respect to any Company accounting period, will mean (i) the sum of all cash receipts of the Company during such year from all sources (including Capital Contributions, cash on hand at the beginning of the Company's accounting period to the extent not held in reserves, Distributions from any subsidiary and any funds released during such Company accounting period from cash reserves previously established), minus (ii) the sum of (a) Capital Receipts, (b) Net Loan Proceeds, and (c) Operating Costs.

     2.28 "Net Loan Proceeds" will mean (i) the sum of (a) the proceeds of any loan made to the Company and the proceeds from refinancing any such loan, plus
(b) any amount released from cash escrow accounts established under any loan to the Company, reduced by (ii) the sum of (w) any amounts required to fund the Company's capital expenditures that are permitted to be withheld from such amounts for such purpose under this Agreement, (x) any and all expenses incurred by the Company in connection with such loan or refinancing, (y) amounts used as permitted under this Agreement to repay other indebtedness of the Company, and
(z) amounts thereof retained as reserves under this Agreement for disbursements by the Company reasonably expected by the Managers to occur.

     2.29 "Non-Recourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(c). The amount of Non-Recourse Deductions for a Company Accounting Year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that fiscal year, over the aggregate amount of any Distributions during that fiscal year of proceeds of a Non-recourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Regulations Section 1.704-2(c).

     2.30 "Non-recourse Liability" has the meaning set forth in Regulations
Section 1.704-2(b)(3).

     2.31 "Percentage Interest" will mean seventy percent (70%) for BCI and thirty percent (30%) for Global.

Provided, however, that if either Member fails to make all or any portion of any contribution required by Section 8.4 with respect to any Aircraft in the percentages set out in Section 0, each Member's Invested Capital and Percentage Interest for each Aircraft will be accounted for separately, and the Percentage Interest with respect to any Aircraft as to which the contribution required by
Section 8.4 has not been made in the percentages set out in Section 0 will be adjusted, with respect to such Aircraft, to the percentage derived by multiplying the Invested Capital contributed by BCI by .93334 and the Invested Capital contributed by Global by 1.2 and dividing each result by the total of such products and further adjusted by adding interest on the excess over the amount required in Section 8.4 contributed, at the rate of five percent (5%) above the prime rate of interest published in the Western Edition of The Wall Street Journal, or any successor publication, adjusted daily for any change in such prime rate of interest.

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     2.32 "Profit" or "Loss" will mean, for each Company Accounting Year, an amount equal to the Company's net taxable income or loss for such Accounting Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) will be included in computing such taxable income or loss), with the following adjustments:

         (a) Any income of the Company that is exempt from federal income tax and is not otherwise taken into account in computing Profit or Loss will be added to such taxable income or loss;

         (b) In the event the agreed fair market value of any Company asset is adjusted pursuant to Regulations Section 1.704-l(b)(2)(iv)(f) or other pertinent sections of such Regulations, the amount of such adjustment will be taken into account as Gain or Loss on Disposition of such asset for purposes of computing Profit or Loss; and in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there will be taken into account depreciation, amortization or other cost recovery computed with reference to the value of Company property approved by the Managers (if different from its adjusted tax basis) pursuant to Regulations Section 1.704-l(b)(2)(iv)(g) for such Company Accounting Year; and

         (c) Notwithstanding any other provisions, any items which are specially allocated pursuant to paragraphs 9.3, 9.4, 9.5 and 9.6 will not be taken into account in computing Profit or Loss.

     2.33 "Property" will mean the Aircraft, the Engines, and any component or part thereof.

     2.34 "Purchase Agreement" will mean an agreement between Jetran, as seller, and the Company as purchaser for acquisition of the Aircraft or beneficial interests in the Aircraft.

     2.35 "Regulations" will mean United States Treasury Department or Internal Revenue Service Regulations promulgated under the Code.

     2.36 "Tax Matters Partner" is defined in paragraph 11.3 (which references the Code).

4. OFFICES.

     3.1 Principal Business Office. The principal business offices of the Company will be located at the addresses of BCI and Global. The Company may have such other offices, either within or outside Illinois, as the Members may designate or as the business of the Company may require from time to time.

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     3.2 Registered Office. The Company will maintain a registered office in
Delaware as required by the Act. The address of the registered office may be changed from time to time by the Members.

4. MEMBERS.

     4.1 Initial Members. The initial members of the Company will be BCI and Global.

     4.2 Additional Members. No Additional Members may be admitted to the Company without the prior written consent of all parties which are then Members.

     4.3 Transfer of Membership.

         (a) General. No Member, without the prior written consent of all parties who are then Members may sell, assign, transfer, give, pledge, hypothecate or otherwise encumber a Membership Interest whether now owned or hereafter acquired, or contract to do any of those things, except as expressly permitted by this Agreement and in accordance with its terms. The Company, by its execution of this Agreement, agrees that it will not cause or permit the transfer of any Membership to be made unless the transfer is permitted by this Agreement and has been made in accordance with its terms. However, nothing contained in this paragraph is intended or is to be construed to prevent a Member from assigning its economic interest in the Company, provided that such assignment (i) will not relieve the assigning Member of its obligations under this Agreement, (ii) will be subject to all of the terms and conditions of this Agreement and (iii) will not entitle the assignee or its successor in interest to participate in the business of the Company or to vote, for the election of Managers or any other purpose, it being the intent of the parties that, unless and until any such assignee is admitted as a Member in accordance with this Agreement, no such assignment will confer upon the assignee any of the rights or obligations of a Member hereunder other than any assigned interest in profits, losses and Distributions to which the assigning Member may be entitled under the terms and conditions of this Agreement.

         (b) Pledge to Secure Loans. Each Member may pledge its Membership Interest to secure any loan to such Member.

         (c) Right of First Offer.

             (i) Prior to offering to sell a Membership Interest to any person or entity not then a Member, the Member desiring to sell his Membership Interest will first give to the other Members notice of a right of first offer with respect to sale of such Membership Interest specifying the sale price per percentage of Percentage Interest at which such Member intends to sell his Membership Interest. The other Members will have a period of thirty (30) days after the effective date of such notice to purchase the offering Member's Membership Interest at the offered price. If the other Members do not purchase within such thirty
         (30) day period the offering Member's Membership Interest at the offered price multiplied by the offering Member's Percentage Interest, the offering Member will be free to sell his Membership Interest, provided that the sale price per Percentage Interest is equal to or in excess of the sale price per Percentage Interest offered to the other Members, and provided further that such sale is closed within two hundred forty (240) days after the giving by the offering Member to the other Members of notice of such intent to sell. Any other sale of such Membership Interest will require a reoffering pursuant to this paragraph.

             (ii) If more than one Member wishes to acquire the offering Member's Membership Interest and such Members cannot agree as to the Percentage Interest to be acquired by each, the Membership Interest of the offering Member will be divided among the Members wishing to acquire such Membership Interest in proportion to the then-Percentage Interest of each.

         (d) Additional Option to Purchase. If any Membership is levied upon, sequestered, administered by a receiver or a trustee in bankruptcy, or is encumbered or proposed to be encumbered pursuant to Delaware statute, the affected Member will give the Company written notice of such occurrence and the Company will for a period of sixty days after receipt of such notice have the right to purchase all of such Member's interest in the Company for a purchase price equal to the book value (total assets less total liabilities appearing upon the Company's books of account as of the close of the latest financial period for which Company records are kept occurring immediately prior to such event) multiplied by that Member's Percentage Interest by giving notice of exercise of such option to the person then having the right to receive Distributions from that interest. Payment by the Company for the Membership interest purchased pursuant to the option granted in this paragraph may be made in cash at the time of exercise of the option to purchase or at the election of the Company in equal semi-annual installments for a period of five years commencing six months after such date. If the Company elects to pay the purchase price in installments the purchaser will deliver to the holder of such interest a promissory note in the amount of the purchase price elected to be paid in installments, which promissory note will bear interest at the prime rate published in the Western Edition of The Wall Street Journal, adjusted from time to time for any change in such prime rate.

         (e) Additional Transfer Restrictions.

             (i) No Member will be permitted to transfer any portion of its Company interest or take any other action which would cause the Company to be (y) treated as a "publicly traded partnership" within the meaning of Code Section 7704 or (z) classified as a corporation within the meaning of Code Section 7701(a);

             (ii) No Member will be permitted to transfer all or any portion of its Company interest or to take any other action (including, in the case of any Member which is a corporation, limited liability company or

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         partnership or a partner or member of a partnership or limited liability company which is a Member, a transfer of any interest in such partnership, limited liability company or corporation or in the partners, members or shareholders thereof) which would result in a termination of the Company as a partnership within the meaning of Code
         Section 708(b)(1)(B) (a "Tax Termination"), without the approval of the non-transferring Members;

             (iii) Unless arrangements concerning withholding are reasonably approved by the non-transferring Members (if such withholding is required of the Company), no Member will be permitted to transfer all or any portion of its interest in the Company to any Person, unless such Person is a United States Person as defined in Code Section 7701(a)(30) and is not subject to withholding of any federal tax; and

             (iv) No Member will be permitted to transfer all or any portion of its Company interest if such transfer will (y) cause the assets of the Company to be deemed "Plan Assets" under ERISA or its accompanying regulations or the Code or (z) result in any "prohibited transaction" under ERISA or its accompanying regulations affecting the Company.

     4.4 Meetings of Members.

     (a) General. It is not expected that regular meetings of the Members will be held, or that an annual meeting of the Members will be required unless required by the Act.

     (b) Special Meetings. Special meetings of the Members, for any purpose, unless otherwise prescribed by statute, may be called by any Member or Manager.

     (c) Place of Meeting. Any Member or Manager may designate any place in the continental United States, either within or outside Arizona or Illinois, as the place for any meeting of Members called by that Member or Manager. If no designation is made, the place of meeting will be the principal business office of the Company in Illinois.

     (d) Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purposes for which the meeting is called, will be delivered not less than ten nor more than fifty
(50) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager calling the meeting, to each Member. If mailed, such notice will be deemed to be delivered as provided in paragraph 13 below.

     (e) Quorum. The holders of a majority of the Percentage Interests of Members, represented in person or by proxy, will constitute a quorum at a meeting of Members. If less than a majority is represented at a meeting, a majority of the Percentage Interests so represented may adjourn the meeting from

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time to time without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum. If a quorum is present, the affirmative vote of a majority of Percentage Interests of Members represented at the meeting and entitled to vote on the subject matter will be the act of the Members, unless the vote of a greater number is required by law or this Agreement.

     (f) Proxies. At all meetings of Members, a Member may vote by proxy executed in writing by the Member or the president of the Member or his duly authorized attorney-in-fact. Such proxy will be filed with a Manager before or at the time of the meeting. No proxy will be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     (g) Voting of Memberships. Each Member will be entitled to one (1) vote for each one percent (1%) of Percentage Interests held by that Member, on each matter submitted to a vote at a meeting of Members. Except as otherwise specified herein, no Member not a Member will have a right to vote. In the election of Managers each Member will have the right to vote the number of votes represented by its Percentage Interest multiplied by the number of Managers to be appointed by that Member. Cumulative voting will not be allowed for the election of Managers or any other purpose.

     (h) Voting of Memberships by Certain Holders. Memberships standing in the name of a corporation may be voted by its president or such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the president of such corporation may determine. Memberships held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Memberships standing in the name of a trustee may be voted by him, either in person or by proxy. No person or entity will be entitled to vote Memberships held by him without a transfer of such Membership into his name in accordance with the terms of this Agreement. A Member whose interest is pledged will be entitled to vote such interests until the Membership has been transferred into the name or the pledgee or successor in interest as permitted by and in accordance with the terms of this Agreement.

     (i) Action by Consent of Members. Any action required to be taken at a meeting of Members, or any other action which may be taken at a meeting of Members, may be taken without a meeting if a counterpart, but not necessarily the same counterpart, of a consent in writing, setting forth the action so taken, is signed by the number of Members required for passage of a vote upon such action. Such consent will have the same force and effect as a unanimous vote of the Members, and may be stated as such in any articles or document filed with the Secretary of State of Delaware under the Act.

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5. MANAGERS.

     5.1 Number, Tenure and Qualifications. The initial number of Managers will be two, one of which will be appointed by BCI and the other of which will be appointed by Global. The Member appointing a Manager may remove that Manager at any time by giving written notice to the other Member. In the event of a vacancy the Member appointing the Manager the post of which is vacant will have the power to appoint a substitute or replacement Manager. Each Manager will hold office until his successor has been appointed and qualified. Managers need not be residents of Delaware or Members of the Company.

     5.2 General Powers. Except as otherwise specified in the Act and as limited herein, the business and affairs of the Company will be managed by its Managers. Without limiting the foregoing, the Managers are authorized on behalf of the Company to make all decisions as to the improvement, sale, lease, or other disposition of the Property and other assets of the Company, as to the management of all or any part of the Company's business, as to the borrowing of money and the granting of mortgages, and security interests in Company assets, as to the prepayment, refinancing, or extension of any loan to the Company, as to the compromise or release of any claims or debts of the Company, and as to the employment of persons, firms, or corporations for the operation and management of the Company's business. In order to implement its management powers, the Managers, and each of them, are authorized to execute and deliver
(a) all sales contracts, assignments, bills of sale, leases, parts purchase and refurbishment contracts, management contracts and maintenance contracts covering or affecting the Property; (b) all checks, drafts and other orders for the payment of Company funds; (c) all promissory notes, mortgages, security agreements and other similar documents; and (d) all other instruments of any kind or character relating to the affairs of the Company whether like or unlike the foregoing. In addition, the Managers will be authorized to enter into agreements on behalf of the Company in such form as both Managers may approve, contracting with any Member or other persons or entities; whether or not affiliated with any Member, for management, disposition, refurbishment or other services. The compensation of a Member under any such agreement will be competitive with compensation payable under similar arms-length agreements in the area where the Member is located and the services are performed.

     5.3 Limitations Upon Powers of Managers. Notwithstanding the foregoing, the Managers may not without the prior written consent of all of the Members where indicated and the Members where not indicated:

         (a) Make any material change to the Company's business;

         (b) Amend this Limited Liability Company Agreement or the Certificate of Formation of the Company (consent of all Members);

         (c) Issue or sell any Membership Interest in the Company;

         (d) Except as provided in a separate written agreement between the Company and a Member or a Manager, approved by the Members, set or revise the compensation of any Member or Manager or any affiliate of a Member or

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     Manager, whether acting in the capacity of a member or manager or whether providing services or supplies to the Company in the usual business of such Manager or Member;

         (e) The purchase or sale of any asset having a value in excess of one hundred thousand dollars ($100,000.00);

         (f) Excepting Member Loans, borrowing in amounts greater than one hundred thousand dollars ($100,000) in the aggregate;

         (g) Any change to the Company's accountants or method of accounting for book or tax purposes;

         (h) The withholding of any cash distribution to the Members in excess of current working capital needs and reasonable reserves for future expenditures.

     5.4 Granting of Security Interests in the Property. Notwithstanding the foregoing, the Manager appointed by BCI may grant a security interest in all or any portion of the Property to secure any loan to BCI, the proceeds of which are used by BCI to make loans or capital contributions to the Company or to refinance loans used for such purpose.

     5.5 Vacancies. Any Manager may resign at any time by giving written notice to the Members. Such resignation will take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

     5.6 Manner of Acting. The act of both Managers at any meeting or by consent will constitute an act of the Managers. In addition, the Managers may designate in writing a Manager or other person to act on behalf of the Managers for the purpose or purposes and subject to the limitations stated in such writing. If the Managers cannot agree as to any action to be taken by the Managers, such disagreement will be referred for decision to the presidents of the Members. If the presidents of the Members cannot reach a decision with respect to such action within ten (10) business days after referral of such matter to them, either Manager or Member may refer the matter for decision to the American Arbitration Association for arbitration by one arbitrator in accordance with
Section 16.7.

     5.8 Informal Action by Managers. Any action required or permitted to be taken at a meeting of the Managers may be taken without a meeting if a counterpart, but not necessarily the same counterpart, of a consent in writing, setting forth the action so taken, is signed by the requisite number of the Managers entitled to vote with respect to the subject matter thereof. Such consent will have the same force and effect as a unanimous vote of the Managers, and may be stated as such in any articles or documents filed with the Secretary of State of Delaware under the Act.

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6. COSTS AND EXPENSES.

     All costs and expenses of the Company will be paid from its funds, including but not limited to (a) costs of forming and organizing the Company including legal, accounting and consulting; (b) the costs of acquiring the Property and other properties and assets of the Company; (c) the costs of reconditioning and refurbishing any of the Property; (d) the costs of sale, lease, and other disposition of the Property; (e) legal fees and accounting fees; (f) reimbursement of costs and expenses incurred by the Managers and Members in the performance of their duties for the Company; and (g) every other cost and expense incurred in the Company's business whether like or unlike the foregoing. Provided, however, that without the prior written consent of both Members, costs of reconditioning and refurbishing the Aircraft will not exceed the amounts set forth in the Reconditioning Cost Schedule attached hereto.

7. INDEMNIFICATION OF MANAGERS.

     Each Manager and each person who serves at his request, whether or not then in office, and his personal representatives, will be indemnified by the Company against all costs and expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a Manager, to the fullest extent permitted by the Act, as is now or hereafter amended. Without limiting the foregoing, the Company will indemnify any Manager of the Company made a party to any legal proceeding in his capacity as a Manager if the indemnitee (a) conducted himself in good faith; (b) reasonably believed that his conduct in his official capacity with the Company was in the best interest of the Company, and in the case of any other conduct that such conduct was at least not opposed to the Company's best interests; and
(c) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful, provided that the termination of any such legal proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent will not itself be determinative if the individual did not meet the standards of conduct set forth herein. The Company may pay for or reimburse the reasonable expenses incurred by a Manager in advance of the filed disposition of the proceeding if the Manager furnishes the Company with a written affirmation of this good faith belief that he has met the standard of conduct set forth above, and he furnishes the Company with a written undertaking executed personally or on his behalf to repay the amounts advanced if it is finally determined that he did not meet the standard of conduct set forth above. In addition to the foregoing, the Company will pay or reimburse expenses incurred by a Manager in connection with his appearance as a witness in any legal proceedings during the period of time for which he has not been named as a defendant or respondent in such legal proceeding.

8. CAPITAL CONTRIBUTIONS; LOANS BY MEMBERS.

     8.1 General. Except as otherwise stated in this paragraph below, or as agreed between the contributing Member and both Managers, no Member will be required or permitted to make a capital contribution or loan to the Company or will be otherwise responsible for the debts or obligations of the Company.

     8.2 Form of Contributions. Capital contributions to the Company may be made in the form of cash or real or personal property. The Company may assume any obligations of the contributing Member with respect to property contributed in writing at the time of acceptance of such contribution by the Managers.

     8.3 Basis of Non-Cash Contributions. If real or personal property is contributed to the Company the value of such contribution will be the cost basis of such property or such other amount as may be agreed in writing by the contributing Member and the Managers. The capital account of the Member will be credited with the amount of the contribution net of liabilities assumed by the Company at the time of the acceptance of the contribution by the Managers.

     8.4 Contributions of Amounts Required to be Paid in Accordance with the Purchase Agreement.

         (a) Deposit. Global has paid fifty percent (50%) of the initial one million dollar ($1,000,000.00) deposit required under Section 1.2(a)(i) of the purchase agreement. BCI will reimburse Global two hundred fifty thousand dollars ($250,000) of such deposit and reimburse Jetran for five hundred thousand dollars ($500,000) of such deposit.

         (b) Additional Payments. All additional payments required to be made under the Purchase Agreement will be made seventy five percent (75%) by BCI and twenty five percent (25%) by Global, as follows:

             (i) Upon execution hereof, the Members will together place on deposit with Wells Fargo Bank Northwest, National Association three million five hundred thousand dollars ($3,500,000), with instructions to pay to the seller-agent in accordance with Section 1.2(c) of the Purchase Agreement promptly upon receipt of the required deposit from both the Members.

             (ii) Not later than two (2) business days prior to the date set for closing of each Aircraft under the Purchase Agreement, each of the Members will together place on deposit with Wells Fargo Bank Northwest, National Association, the purchase price required under Section 1.2(d) of the Purchase Agreement to be paid at closing, with instructions to forward such purchase price to the seller-agent in accordance with
         Section 1.2(d) of the Purchase Agreement.

     8.5 Additional Funds Required for the Company's Business. Any additional funds required to be advanced for the Company's business may be contributed by the Members. 8.6 Member Loans. Any additional amounts required for the Company's business and not contributed by the Members may be loaned by either Member to the Company at the request of the Managers. Such loans are referred to as "Member Loans." Member Loans will bear interest at the rate of five percent (5%) above the prime rate of interest published in the Western Edition of The Wall Street Journal, or any successor publication, adjusted daily for any change in such prime rate of interest and will be repaid prior to the payment of any distribution to the Members pursuant to Section 10.

9. ALLOCATIONS.

     Allocations of a Member's interest in capital of the Company, its share of the Profits and Losses, its share of the Distributions of the Company, its Capital Account, and its other rights and obligations under this Agreement will be allocated in accordance with its Percentage Interest, except as otherwise provided in this paragraph 9.

     9.1 Establishment and Maintenance of Capital Accounts. The Manager will establish and maintain a single Capital Account for each Member which reflects each Member's Capital Contributions to the Company. Each Capital Account will also reflect the allocations and Distributions made pursuant to paragraphs 9 and 10 and otherwise be adjusted in accordance with Code Section 704 and the principles set forth in Regulations Sections 1.704-l(b) and 1.704-2. In applying such principles, any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-l(b)(2)(iv)(i) will be allocated among the Members in proportion to their respective Percentage Interests. The Members intend that the Company be treated as a partnership for tax purposes.

     9.2 Profit and Loss Allocations.

         (a) Operating Losses. For each Company Accounting Year from the Agreement Date until the termination of the Company, Loss from Company operations will be allocated among the Members in the following order of priority (for purposes of determining Capital Accounts under this paragraph 9.2(a) and 9.2(b): (y) Capital Accounts will first be reduced by Distributions with respect to such Company Accounting Year and (z) a Member's Capital Account balance will be deemed to be increased by such Member's share of Company Minimum Gain and Member Non-recourse Debt Minimum Gain determined as of the end of such Company Accounting Year):

             (i) First, among the Members pro rata as necessary to cause each Member's Capital Account balance, for the Company Accounting Year, to equal zero; and

             (ii) Then, among the Members in proportion to their then respective Percentage Interests.

         (b) Operating Profits. For each Company Accounting Year, Profits from the Company's operations will be allocated among the Members in proportion to their then respective Percentage Interests.

     9.3 Allocations of Gain or Loss on Disposition. For purposes of determining Capital Account balances under this paragraph 9.3, Gain or Loss on Disposition will be allocated prior to reducing Capital Accounts by the Distributions of Capital Receipts from the Disposition.

         (a) Gain on Disposition will be allocated among the Members in the following order of priority:

             (i) First, to the Members in proportion to, and to the extent of, any deficit balances in their respective Capital Accounts until all such Capital Accounts have been restored to zero;

             (ii) Then, among the Members in proportion to their then respective Percentage Interests.

         (b) Loss on Disposition will be allocated among the Members in the following order of priority:

             (i) First, among the Members pro rata as necessary to cause the Capital Account balance of each Member to equal zero; and

             (ii) Then, among the Members in proportion to their then respective Percentage Interests.

         (c) Rules of Construction.

             (i) For purposes of applying paragraph 9.3 as a result of a Disposition occurring with respect to part (but less than all) of any capital asset of the Company, a Member's Capital Account balance will be deemed to be increased by such Member's share of Company Minimum Gain and Member Non-Recourse Debt Minimum Gain remaining after such Disposition as determined under the Regulations under Section 704(b).

             (ii) If there is insufficient Profit, Loss or Gain or Loss on Disposition to allocate to the Members pursuant to any subparagraph of paragraph 9.2 or 9.3 to cause every Member's Capital Account balance to equal the entire Capital Account balance described in such subparagraph with respect to such Member, the Profit, Loss or Gain or Loss on Disposition available to be allocated among the Members pursuant to said subparagraph will be allocated in proportion to the amounts thereof that would have been allocated to each Member pursuant to such subparagraph if there had been sufficient amounts thereof to fully satisfy the requirements of such subparagraph with respect to every Member.

             (iii) Except as is otherwise provided in this paragraph 9, an allocation of Company taxable income or taxable loss to a Member will be treated as an allocation to such Member of the same share of each item of income, gain, loss and deduction that has been taken into account in computing such taxable income or taxable loss.

     9.4 Minimum Gain Chargeback and Qualified Income Offset.

         (a) No Impermissible Deficits. Notwithstanding any other provision of this Agreement, taxable loss (or items of deduction) will not be allocated to a Member to the extent that the Member has or would have, as a result of such allocations, an Adjusted Capital Account Deficit. Any taxable loss (or items of deduction) which otherwise would be allocated to a Member, but which cannot be allocated to such Member because of the application of the immediately preceding sentence, will instead be allocated to the other Members.

         (b) Qualified Income Offset. In order to comply with the "qualified income offset" requirement of the Regulations under Code Section 704(b), and notwithstanding any other provision of this Agreement to the contrary except paragraph 9.4(c) below, in the event a Member for any reason (whether or not expected) has an Adjusted Capital Account Deficit, items of Profits and Gain on Disposition (consisting of a pro rata portion of each item of income comprising the Company's Profits and Gain on Disposition, including both gross income and gain for the taxable year) will be allocated to such Member in an amount and manner sufficient to eliminate as quickly as possible the Adjusted Capital Account Deficit.

         (c) Minimum Gain Chargeback. In order to comply with the "minimum gain chargeback" requirements of Regulations Sections 1.704-2(f)(1) and 1.704-2(i)(4), and notwithstanding any other provision of this Agreement to the contrary, in the event there is a net decrease in a Member's share of Company Minimum Gain and/or Member Non-Recourse Debt Minimum Gain during a Company taxable year, such Member will be allocated items of income and gain for that year (and if necessary, other years) as required by and in accordance with Regulations Sections 1.704-2(f)(1) and 1.704-2(i)(4) before any other allocation is made.

     9.5 Other Tax Allocation Provisions.

         (a) Income Characterization. For purposes of determining the character (as ordinary income or capital gain) of any Gain on Disposition allocated to the Members pursuant to paragraph 9.3 or 9.4, such portion of the taxable income of the Company allocated pursuant to paragraph 9.3 which is treated as ordinary income attributable to the recapture of depreciation will, to the extent possible, be allocated among the Members in the proportion which (i) the amount of depreciation previously allocated to each Member bears to (ii) the total of such depreciation allocated to all Members. This paragraph 9.5(a) will not alter the amount of allocations among the Members pursuant to paragraph 9.3 but merely the character of income so allocated.

         (b) Change in Percentage Interests. Notwithstanding the foregoing, in the event any Member's Percentage Interest changes during a fiscal year for any reason, including the transfer of any interest in the Company or an adjustment of the Members' Percentage Interests hereunder, the allocations of taxable income or loss under this paragraph 9, and Distributions, will be adjusted as necessary to reflect the varying interests of the Members during such year using an interim closing of the books method as of the date of such change or such other method as is approved by the Manager.

         (c) Mandatory Allocations -- Section 704(c) and Member Non-Recourse
     Debt.

             (i) Notwithstanding the foregoing, (i) in the event Code Section 704(c) or Code Section 704(c) principles applicable under Regulations
         Section 1.704-l(b)(2)(iv) require allocations of income or loss of the Company in a manner different than that set forth above, the provisions of Section 704(c) and the regulations thereunder will control such allocations among the Members; and (ii) all tax deductions and taxable losses of the Company that, pursuant to Regulations Section 1.704-2(i), are attributable to a Member Non-Recourse Debt for which a Member (or a Person related to such Member under Treasury Regulations Section 1.7524(b)) bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) will be allocated to such Member as required by Regulations Section 1.704-2(c).

             (ii) Any item of income, gain, loss and deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company or which has been revalued for Capital Account purposes pursuant to Regulations Section 1.704-l(b)(2)(iv) and which is required or permitted to be allocated to such Member for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution will be allocated solely for income tax purposes in the manner so required or permitted under Code Section 704(c) using the "traditional method" described in Regulation Section 1.704-3(b) (or any successor Regulation), such allocations to be made as will be reasonably approved by the Manager; provided, however, that curative allocations consisting of the special allocation of gain or loss upon the sale or other disposition of the contributed property will be made in accordance with Regulations
         Section 1.704-3(c) to the extent necessary to eliminate any disparity, to the extent possible, between the Members' book and tax Capital Accounts attributable to such property; and further provided, however, that any other method allowable under applicable Regulations may be used in connection with any contribution of property or following any revaluation pursuant to paragraph 9.9 as will be determined by the Manager. Any elections or other decisions relating to allocations under this paragraph 9.5(c)(ii) will be made in any manner that the Manager reasonably determines to reflect the purpose and intention of this Agreement. Allocations under this paragraph 9.5(c)(ii) are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profit, Loss, Gain or Loss on Disposition or other items or Distributions under any provision of this Agreement.

         (d) Guarantee of Company Indebtedness. Except for arrangements expressly described in this Agreement (including loans described in paragraph 8), no Member other than the Managers will enter into (or permit any Person related to the Member to enter into) any arrangement with respect to any liability of the Company that would result in such Member (or a Person related to such Member under Regulations Section 1.752-4(b)) bearing the economic risk of loss (within the meaning of Regulations
     Section 1.752-2) with respect to such liability unless such arrangement has been approved by the Manager. This paragraph 9.5(d) will not prohibit a Member from making a loan described in paragraph 8. To the extent a Member is permitted to guarantee the repayment of any Company indebtedness under this Agreement, each of the other Members will be afforded the opportunity to guarantee such Member's pro rata share of such indebtedness, determined in accordance with the Members' respective Percentage Interest. Notwithstanding the foregoing, but subject to the following provisions of this paragraph 9.5(d), the Manager will have the right to cause the Company, or subsidiary of the Company, as the case may be, to borrow funds from third party lenders, provided the Manager will use its reasonable efforts to cause any such loans to be made to the Company, and/or subsidiary of the Company, as the case may be, on a basis that is fully non-recourse to the Members or on a basis that is recourse only to the Members who have so approved such recourse liability. In the event that a loan is to be made to the Company, or subsidiary of the Company, as the case may be, and such loan is to be guaranteed by any Members (which will occur only upon the approval of such Members), then, as between such approving Members, such liability will be shared in proportion to their respective Percentage Interest (and, if joint and several liability of such Members will be required by the lender under a Company borrowing or a borrowing of a subsidiary of the Company, as the case may be, each such approving Member will make contributions to the Company when requested by the Manager to do so, which amounts will immediately be distributed to such other approving Members, as necessary for such approving Members to bear the economic risk of loss with respect to any such borrowing in proportion to their then respective Percentage Interest). The Managers will make such request at the direction of any Member.

         (e) References to Regulations. Any reference in this Agreement to a provision of final, proposed and/or temporary Regulations will, in the event such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the Company under the effective date rules applicable to such successor provision or the Managers otherwise so elect under applicable elections contained in such Regulations.

     9.6 Intent of Allocations. The parties intend that the foregoing tax allocation provisions of this paragraph 9 will produce final Capital Account balances of the Members that will permit liquidating Distributions that are made in accordance with final Capital Account balances under paragraph 10.2(c) hereof to be made (after unpaid loans and interest thereon, including those owed to Members have been paid) in a manner identical to the order of priorities set forth in paragraph 10.1. To the extent that the tax allocation provisions of this paragraph 9 would fail to produce such final Capital Account balances, (i) such provisions will be amended by the Managers if and to the extent necessary to produce such result and (ii) taxable income and taxable loss of the Company for prior open years (or items of gross income and deduction of the Company for such years) will be reallocated by the Managers among the Members to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year and future years, as approved by the Managers. This paragraph 9.6 will control notwithstanding any reallocation or adjustment of taxable income, taxable loss, or items thereof by the Internal Revenue Service or any other taxing authority.

     9.7 Basis Elections. In the event of a transfer of all or any part of a Member's interest in the Company, the Company will elect to adjust the basis of the Company's assets under Code Section 754 if approved by the Managers. The transferor or transferee of a Company interest will pay all costs of preparing and filing all instruments or documents necessary to effectuate such election if made.

     9.8 General Allocation Rules. All Profit and Loss of the Company and Gain or Loss on Disposition will be allocated with respect to each Company Accounting Year (or part thereof) as of the end of, and within ninety (90) days after the end of, such year, or as soon thereafter as is practically possible. All Profit and Loss and Gain or Loss on Disposition will be allocated to the Members shown on the records of the Company to have been Members as of the last day of the Company Accounting Year for which such allocation is to be made, except that, if a Member sells or exchanges its interest in the Company or otherwise is admitted as a substituted Member, the Profit or Loss and Gain or Loss on Disposition will be allocated between the transferor and the transferee by taking into account their varying interests during the Company Accounting Year in accordance with Code Section 706(d), using the interim closing of the books method or such other method as will be approved by the Managers.

     9.9 Sharing of Company Non-Recourse Debt. Throughout the term of the Company, the non-recourse debt of the Company (other than Member Non-Recourse
Debt) will be allocated for tax purposes among the Members in accordance with their then respective Percentage Interests. To the extent that any Member's share of such non-recourse debt as so specified exceeds the amounts referred to in Regulations Sections 1.752-3(a)(1) and (2), it is intended that the foregoing shares will be viewed and treated as reasonably consistent with allocations (which have substantial economic effect) of some significant item of partnership income or gain within the meaning of Regulations Section 1.752-3(a)(3).

     9.10 Adjustment of Gross Asset Value. Gross Asset Value, with respect to any asset, is the adjusted basis for federal income tax purposes of that asset, except as follows:

         (a) The initial Gross Asset Value of any asset contributed (or deemed contributed under Regulations Section 1.708-l(b)(l)(iv)) by a Member to the Company will be the fair market value of the asset on the date of the contribution, as reasonably approved by the Managers.

         (b) The Gross Asset Values of all Company assets will be adjusted to equal the respective fair market values of the assets, as reasonably approved by the Manager:

             (i) If the Managers approve that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company, as a result of (y) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; or (z) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and

             (ii) As of the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

         (c) The Gross Asset Value of any Company asset distributed to any Member will be the gross fair market value of the asset on the date of distribution as reasonably approved by the Managers.

         (d) The Gross Asset Values of Company assets will be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Regulations Section 1.704-l(b)(2)(iv)(m), provided that Gross Asset Values will not be adjusted under this paragraph 9.10(d) to the extent that the Managers approve that an adjustment under paragraph 9.10(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this paragraph 9.10(d).

         (e) After the Gross Asset Value of any asset has been determined or adjusted under paragraph 9.10(a), 9.10(b) or 9.10(d), Gross Asset Value will be adjusted by the depreciation taken into account with respect to the asset for purposes of computing Profits or Losses.

     9.11 Section 1031 Exchanges. If any Member desires to defer income recognition in connection with the sale of an asset by the Company under Code
Section 1031, and the Managers so approve, but one or more other Members do not desire to do so with respect to their indirect economic interest in such asset, such other Members agree to cooperate with such Member and the Managers in restructuring the sale of such asset as a like-kind exchange under Code Section 1031 with respect to the indirect economic interest in such asset of such Member, to the extent possible, provided, however, that amount of the cash received by such other Members in connection with such restructured sale is the same as it would have been (and is received not later than it would have been received) if the sale were not restructured as a like-kind exchange.

10. MEMBER LOAN REPAYMENTS AND DISTRIBUTIONS.

     10.1 Net Available Cash, Net Loan Proceeds and Capital Receipts. The Managers will, (y) at the end of each quarter, determine the amount of Net Available Cash, if any, and apply or distribute Net Available Cash as set forth below within thirty (30) days after the end of each such quarter, and, (z) upon the occurrence of any event giving rise to Net Loan Proceeds or Capital Receipts, determine the amount of Net Loan Proceeds and Capital Receipts, if any, and apply or distribute (as applicable) Net Loan Proceeds and Capital Receipts as set forth below within fifteen (15) days after receipt thereof by the Company, in each case, subject to the terms of paragraph 10.3 hereof, in the following order of priority.

         (a) First, payments will be made to the Members in repayment of any Member Loans (loans which have been outstanding the longest will be repaid first, and if two or more Members have loans which have been outstanding for equal periods, repayment of Member Loans will be made pro rata, in proportion to the lending Members' then respective loan balances, with payments first repaying accrued but unpaid interest and then repaying principal);

         (b) Next, Distributions will be made to the Member, pro rata in proportion to the amount by which the Invested Capital of BCI exceeds 75% of the total Invested Capital or by which the Invested Capital of Global exceeds 25% of the total Invested Capital

         (c) Next, the balance will be distributed to the Members, pro rata, in proportion to their resultant Capital Accounts.

     10.2 Proceeds and Distributions in Liquidation. The proceeds received by the Company in connection with the liquidation and winding up of the Company will be applied by the Liquidator in the following order of priority:

         (a) First, to the payment of the expenses incurred in dissolution and termination;

         (b) Next, to the payment of creditors of the Company (including making the repayments of any Member loans as set forth in paragraph 10.1(a)) except secured creditors whose obligations will be assumed or otherwise transferred on a liquidation of the Company property or assets; and

         (c) The balance, if any, will be distributed to the Members to the extent of and in proportion to the positive balances of their Capital Accounts after Capital Accounts have been adjusted for the allocation of Profit and Loss (and items thereof) and Gain or Loss on Disposition and any adjustment required by Section 0 for the Company Accounting Year during which such liquidation occurs and all prior periods.

     10.3 General Distribution Rules. The timing and amount of all Distributions will be in accordance with paragraphs 10.1, 10.2, 12.3 and 12.4. All Distributions of cash will be made to the Members shown on the records of the Company to have been Members on the date of the distribution. All Distributions, upon request by a Member, will be made by wire transfer in immediately available funds to such Member's account specified in such request. Distributions of Net Available Cash, Net Loan Proceeds and Capital Receipts made to a Member with respect to any Company Accounting Year will be deemed to be advances on account of such Member's share of the distributable amounts thereof. For purposes of this Agreement, the term "distributable" with respect to such Distributions will mean the amount of such Distributions as finally determined by the Manager for the Company Accounting Year in respect of which they were made. Any over-distribution thereof to any Member in respect of a Company Accounting Year will be repaid by such Member to the Company and distributed to the Member(s) which has received an under-distribution thirty (30) days after the end of such Company Accounting Year.

     10.4 Source of Distributions. Each Member will look solely to the assets of the Company for the return of its Capital Contributions and its share of Distributions of the Company and will have no recourse upon dissolution or otherwise against the Company, the Managers, the Liquidator or any other Member. No holder of an interest in the Company will have any right to receive any Distributions except as provided in this Agreement or any right to demand or receive property other than cash upon dissolution and termination of the Company.

11. BOOKS AND RECORDS.

     11.1 Books of Account. At Company expense, the Managers will cause to be kept at the office of the Company referred to in paragraph 3.1 accurate books of account, in which will be entered fully and accurately each and every transaction of the Company. The books will be kept in accordance with the Company's method of reporting for federal income tax purposes. Tax accounting elections, including methods of depreciation and deduction or capitalization of interest, taxes and insurance premiums during a construction period, if any, will be made as the Managers will approve as being in the best interests of the Company and its Members. At Company expense, the Managers will cause annual financial statements of the Company's operations to be prepared; any such financial statements to be prepared in accordance with federal income tax principles, consistently applied (except insofar as any change in the application thereof is disclosed in such financial statements).

     11.2 Reports. The books of account will be closed promptly after the end of each calendar year. Promptly thereafter, the Managers will make a written report to each Member which will include a statement of income and expenses for the year, a statement of each Member's capital and undistributed profits accounts and such additional statements with respect to the status of the Company property and the distribution of Company funds as are considered necessary by the Managers to advise all Members properly about their investment in the Company. Such report may consist in part of a copy of part or all of the Company's United States income tax return. Prior to March 31 of each year each Member will also be provided with an information letter with respect to its distributive shares of income, gains, deductions and credits for income tax reporting purposes for the previous year. Such financial statements and the information contained therein will be deemed conclusive and binding upon such Member unless written objection is lodged with the Managers within ninety (90) days after the giving of such reports to such Member.

     11.3 Tax Matters Partner. BCI is hereby designated as the "Tax Matters Partner", as such term is defined in Section 6231(a)(7) of the Code, and it will serve as such at Company expense with all powers granted to a tax matters partner under the Code. BCI will use its best efforts to cause the Company's accountants to prepare and file on a timely basis, with due regard to extensions (such extensions to be applied for or elected, as approved by the Managers), all tax and information returns which the Company may be required to file. No tax or information return will be filed unless approved by the Managers. Each Member will give prompt notice to each other Member of any and all notices it receives from the Internal Revenue Service concerning the Company, including any notice of audit, any notice of action with respect to a revenue agent's report, any notice of a 30-day appeal letter and any notice of a deficiency in tax concerning the Company's federal income tax return. The Tax Matters Partner will furnish each Member with status reports regarding any negotiation between the Internal Revenue Service and the Company. The Tax Matters Partner will cause the Company's accountants to prepare and deliver, at Company expense, to each Member on a timely basis an information reporting return (K-l) reflecting each Member's distributive share of all income, gain, loss, deductions, allowances or credits of the Company for each Company Accounting Year. The Tax Matters Partner will deliver to all Members copies of all tax and financial reports when received from its accountant.

12. DISSOLUTION AND TERMINATION.

     12.1 Continued Existence. If there are two or more remaining Members, if an event effecting a dissolution in accordance with this Agreement, the Certificate of Formation of the Company or the Act, the remaining Members may elect in writing within ninety (90) days after the occurrence of such event to continue the existence of the Company, in which case, without further action, the Company will continue to exist. Absent such election, the Company will dissolve in the ninety first (91st) day following such event.

     12.2 Final Accounting. In case of the dissolution of the Company, a proper accounting will be made as provided in paragraph 11.1 from the date of the last previous accounting to the date of dissolution.

     12.3 Liquidation. Upon the dissolution of the Company, the Managers or, in the case of the withdrawal, resignation, death, incompetency, insolvency or bankruptcy of any Manager, the survivors, or in the case of the withdrawal, resignation, death, incompetency, insolvency or bankruptcy of all Managers, some person selected by the holders of a majority of the Percentage Interests will act as liquidator to wind up the Company. The liquidator will have full power and authority to sell, assign and encumber any or all of the Company's assets needed to wind up and liquidate the affairs of the Company in an orderly and businesslike manner. All proceeds from liquidation will be distributed in accordance with the Act as then in effect in the order of priority specified in paragraph 10.2 above. The liquidator will use reasonable efforts to distribute the proceeds from a liquidation in the same calendar year in which the sale of Company assets occur.

     12.4 Timing Requirements of Treasury Regulations. Notwithstanding anything in this paragraph 12 to the contrary, in the event the Company is "liquidated" within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), Distributions will be made to the Members who have positive Capital Account balances pursuant to paragraph 10.2 in a manner that complies with Regulations Section 1.704-l(b)(2)(ii)(b)(2). However, a liquidation occurring as a result of a Tax Termination will not require an actual distribution of Company assets, but will instead be treated as a constructive liquidation and reformation in the manner in Regulations Section 1.708-l(b)(1)(iv).

     12.5 Articles of Dissolution. Upon the completion of the distribution of Company assets as provided in paragraph 10.2, the Company will be dissolved, and the person acting as liquidator (or the Members, if necessary) will cause the filing of Articles of Dissolution with the Secretary of State and will take such other actions as may be necessary to dissolve the Company.

13. NOTICES

     13.1 Method for Notice. All notices hereunder will be sent by certified or registered mail addressed as set forth herein, or if not set forth herein appearing in the records of the Company (except that any Party may from time to time give notice changing his address for that purpose) and will be effective on the date set forth on the receipt of registered or certified mail.

     13.2 Computation of Time. In computing any period of time under this Agreement, the day of the act, event or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or legal holiday, in which event the period will run until the end of the next day which is not a Saturday, Sunday or legal holiday.

14. TERM OF AGREEMENT.

     Unless terminated sooner by unanimous agreement in writing of the Company and the Members, this Agreement will terminate upon the occurrence of any of the following events: (a) cessation of the Company's business; (b) sale of all non cash assets of the Company; (c) agreement of all of the Members; or (d) the happening of any event of termination specified in the Certificate of Formation of the Company.

15. AMENDMENT AND MODIFICATION.

     This Agreement may not be amended or modified except by mutual agreement in writing executed by the Company and signed by all Members.

16. MISCELLANEOUS.

     16.1 Financing Restriction (Tax-Exempt Investors). The Company will not borrow money from any source in connection with the acquisition or improvement of Company property or otherwise unless it first obtains an opinion of counsel that it is more likely than not that such borrowing will not result in any asset of the Company constituting "debt-financed property," as defined under Section 514(b) of the Code, with respect to any Member that is a "Qualified Organization," as defined under Section 514(c)(9)(C) of the Code.

     16.2 Accountants. The Company's accountant will be selected by the Managers.

     16.3 Status as Partnership for Tax Purposes. Any provision hereof to the contrary notwithstanding, solely for United States federal income tax purposes, each of the Members hereby confirms that the Company will be subject to all provisions of Subchapter K of Chapter I of Subtitle A of the Code; provided, however, the filing of U.S. Partnership Returns of Income will not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Members.

     16.4 Tax Withholding.

         (a) The Managers are authorized and directed to cause the Company to withhold from or pay on behalf of any Member the amount of federal, state, local or foreign taxes that the Managers, after consultation with such Member, reasonably believe the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be paid by the Company pursuant to Code Sections 1441, 1442, 1445 or 1446 and any taxes imposed by any state or other taxing jurisdiction on the Company as an entity. Without limiting the foregoing, the Managers will cause the Company to withhold (and remit to the appropriate governmental authority), from amounts otherwise distributable to a Member, any taxes that such Member notifies the Managers in writing should be withheld, which notice will be given by any Member who becomes aware of any withholding obligation to which it is subject and will specifically set forth, inter alia, the rate at which tax should be withheld and the name and address to which any amounts withheld should be remitted.

         (b) If the Company is required to withhold and pay over to taxing authorities amounts on behalf of a Member exceeding available amounts then remaining to be distributed to such Member, such payment by the Company will constitute a loan to such Member that is repayable by the Member on demand, together with interest at the applicable federal rate determined from time to time under Code Section 7872(f)(2) or the maximum rate permitted under applicable law, whichever is less, calculated upon the outstanding principal balance of such loan as of the first day of each month. Any such loan will be repaid to the Company, in whole or in part, as determined by the Managers in their sole discretion, either (i) out of any Distributions from the Company which the Member is (or becomes) entitled to receive, or (ii) by the Member in cash upon demand by the Member (said Member bearing all of the Company's costs of collection, including reasonable attorneys' fees, if payment is not remitted promptly by the Member after such a demand for payment).

         (c) Each Member agrees to cooperate fully with all efforts of the Company to comply with its tax withholding and information reporting obligations and agrees to provide the Company with such information as the Managers may reasonably request from time to time in connection with such obligations.

     16.5 Interest For Services. The Percentage Interest of any Member in excess of such Member's percentage of the capital contributions made by all Members will be deemed to be a profits interest received in exchange for services rendered or to be rendered to or for the benefit of the Company (such portion of any Member's Percentage Interest having no currently predictable Distributions).

     16.6 Payment of Taxes Exceeding Distributions. Each Member understands that taxable income and gain allocated to such Member by the Company under this Agreement and the tax on the portion thereof allocated to such Member hereunder for any year may exceed the cash Distributions from the Company to such Member and such Member may have to look to sources other than Distributions from the Company to pay such taxes.

     16.7 Arbitration. The parties to this Agreement will submit all controversies, claims and matters of difference related to this Agreement and all actions to be taken in accordance therewith. Arbitration will be conducted in the locale of one of the Company's business offices, according to the rules and practices of The American Arbitration Association from time to time in force. This submission and agreement to arbitrate will be specifically enforceable. Without limiting the generality of the foregoing, the following will be considered controversies for this purpose: (a) all questions relating to the construction of this Agreement, or the breach of any obligation, warranty or condition hereunder, (b) all questions related to any actions to be taken in accordance with this Agreement, (c) failure of any party to deny or reject a claim or demand of any other party to this Agreement, (d) all questions relating to the matters governed by this Agreement and (e) all questions as to whether the right to arbitrate any questions exists. Arbitration may proceed in the absence of any party if notice of the proceedings has been given to such party in accordance with the rules of the American Arbitration Association. The parties agree to abide by all awards rendered in such proceedings. Such awards will be conclusive and binding on all parties to the extent and in the manner provided by applicable law. All awards may be filed with the clerk of one or more court, state or federal, having jurisdiction over the party against whom such an award is rendered or its property, as a basis of judgment and of the issuance of execution for its collection. No party will be considered in default under this Agreement during the pendency of arbitration proceedings relating to such default.

     16.8 Attorneys' Fees and Costs. If any party to this Agreement brings a lawsuit or arbitration to enforce or interpret any of the provisions hereof or any action to be taken in connection herewith, any party against whom judgment is awarded will be liable for all costs and expenses including reasonable attorneys' fees incurred in the preparation, prosecution or appeal thereof.

     16.9 Usage. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender as the context requires.

     16.10 Governing Law. This Agreement will be governed by the laws of the State of Delaware in all respects.

     16.11 No Third Party Benefited. It is not intended and this Agreement will not be construed to confer upon any person or entity not a party hereto any right or benefit. Nothing contained herein is intended or is to be construed as imposing any liability upon any party hereto, not expressed herein or required under the Act. Without limiting the foregoing, nothing contained in this Agreement will impose liability of the Company for debts or obligations of any Member or Manager or liability of any Member or Manager for debts and obligations of the Company.

     16.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and when any, but not necessarily the same, counterpart has been executed by all of the parties hereto, will constitute the binding agreement of such parties.

     16.13 Entire Agreement. This Agreement, together with the Certificate of Formation of the Company, sets forth the entire agreement among the parties with regard to the subject matter hereof and supersedes all prior agreements with respect thereto whether written or oral. In the case of any conflict between this Agreement and the Certificate of Formation, the terms of the latter will control.

     16.14 Binding Effect. Except as otherwise specified hereinabove, this Agreement will inure to the benefit of and be binding upon the heirs, successors, assigns and legal representatives of the parties hereto.

     EXECUTED as of the date first appearing above.

THE COMPANY:
                                       JETGLOBAL, LLC, a Delaware
                                       limited liability company



                                        By:  /s/ Brian N. Hollnagel
                                           ------------------------------------
                                                                        Manager



                                        By:  /s/ John Sawyer
                                           ------------------------------------
                                                                        Manager

MEMBERS:
                                               BCI AIRCRAFT LEASING, INC.



                                               By: /s/ Brian N. Hollnagel
                                               Printed Name:  Brian N. Hollnagel
                                                              ------------------
                                               Title:  President
                                                      --------------------------


                                               GLOBAL AIRCRAFT SOLUTIONS, INC.


                                               By: /s/ John Sawyer
                                               Printed Name:  John B. Sawyer
                                                              ------------------
                                               Title: President
                                                      --------------------------



                          Reconditioning Cost Schedule


                         (REDACTED FOR CONFIDENTIALITY)